UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 22, 2007

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2007, the Board of Directors (the “Board”) of Teradata Corporation (“Teradata”) approved the election of David E. Kepler as a new director, effective as of November 1, 2007. Teradata expanded the size of the Board from six to seven to accommodate the addition of Mr. Kepler. Mr. Kepler will serve as a Class A director until the 2008 Annual Meeting of Stockholders or until such time as his successor is duly elected and qualified or as otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. He is an independent director, and there are no arrangements or understandings between Mr. Kepler and any other person pursuant to which Mr. Kepler was selected as a director. There are no transactions involving Mr. Kepler that would be required to be reported under Item 404(a) of Regulation S-K.

Effective on November 1, 2007, Mr. Kepler will participate in certain non-employee director compensation arrangements under the Teradata Corporation Director Compensation Program (the “Program”) described in the Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on behalf of Teradata. Under the terms of the Program, Mr. Kepler will receive an initial equity grant of restricted stock units, with each unit corresponding to a single share of the common stock of Teradata (“Common Stock”), such that the total dollar value of the grant is equal to $75,000. Mr. Kepler will also receive a mid-year equity award with a dollar value equal to $62,500, with 50% of such award to consist of stock options to purchase a number of shares of Common Stock and 50% of such award to consist of restricted stock units based on shares of Common Stock. In addition, Mr. Kepler will receive an annual retainer to be paid on a quarterly basis beginning on November 1, 2007, in the amount of $75,000, with an additional retainer amount of $5,000 for serving as a member of the Audit Committee, such amounts to be prorated for the portion of the 2007-2008 Board year to be served by Mr. Kepler.

Mr. Kepler was named as a member of the Audit Committee of the Board effective as of November 1, 2007. Also effective as of November 1, 2007, the membership of the committees of the Board is now as follows:

•	Audit Committee: Messrs. Lund (Chair), Kepler and Prahalad;

•	Compensation and Human Resource Committee: Messrs. Ringler (Chair), Boykin and Stavropoulos;

•	Committee on Directors and Governance: Messrs. Stavropoulos (Chair), Prahalad and Ringler;

•	Executive Committee: Messrs. Ringler, Koehler, Lund and Stavropoulos.

On October 23, 2007, Teradata issued a press release that announced the election of Mr. Kepler to the Board as of November 1, 2007, a copy of which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On October 22, 2007, the Teradata Board approved the Amended and Restated Bylaws of Teradata Corporation (the “Amended and Restated Bylaws”). The effective date of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference, is October 22, 2007. The Bylaw amendments effect certain technical and other minor changes, including changes to provide greater clarity, to conform to recent amendments to the General Corporation Law of the State of Delaware, to add flexibility with respect to certain corporate matters, and to remove inconsistencies between and among certain Bylaws and Teradata’s Certificate of Incorporation. In particular, the following changes were made to the Bylaws:

•	Article II, Section 4 was amended to clarify that stockholders may (if authorized by the Board) participate in adjourned meetings by means of remote communication.

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Article II, Section 6 was amended to clarify that the presence of the holders of a majority of votes entitled to be cast by all stockholders, rather than the presence of the holders of a majority of the outstanding shares, is necessary to convene a quorum. This Section was also amended to add language specifying the quorum necessary when one or more classes or series of stock are entitled to vote as a separate class on

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specific stockholder actions. This Bylaw was further amended to allow the chairman of a stockholder meeting to adjourn the meeting to another time and place if a quorum is not present.

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Article II, Section 7 was amended to clarify that stockholder action, other than director elections, must be approved by a majority of the voting power present or represented by proxy at the stockholder meeting and entitled to vote on such action.

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Article II, Section 16 was amended to specify that, if the Board expands its size after the deadline for stockholder nominations for director election at an annual meeting, stockholders will be provided an additional ten days to present nominees to fill the newly created directorships.

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Article III, Section 1 was amended to specify that Teradata will determine whether majority voting applies in a director election as of the tenth day before the proxy materials are mailed to stockholders. If any stockholder nominates a candidate and does not withdraw that candidate as of the tenth day before the proxy materials are mailed, then directors would be elected by plurality vote. Otherwise, directors would be elected by majority vote. This Section was also amended to clarify that, when plurality voting applies to elect directors, stockholders may not vote against a director candidate.

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Articles III, Section 4 was amended to enable a majority of the directors to call a special meeting of the Board and permit the Board to conduct business that does not appear in the notice for a special meeting of the Board.

•	Article VI, Section 1 was amended to clarify that electronic notice may be provided to stockholders only under the circumstances permitted by law.

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Article VIII, Sections 1 and 2 were amended to specify that directors and officers will be indemnified for service provided as a director or officer in any suit brought by reason of such service (or for service for another entity at Teradata’s request), regardless of whether the cause of action is based on action in such director’s or officer’s official capacity or in another capacity while serving Teradata in such official capacity.

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Article VIII was amended to delete a provision defining when a director or officer has acted in good faith, which is a prerequisite to obtaining indemnification under certain circumstances, such that applicable Delaware law shall apply under such circumstances.

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Article VIII, Section 5 was amended to specify that a director or officer may bring an action in the Delaware Court of Chancery to obtain indemnification if Teradata has not indemnified such person within sixty days of a request for indemnification for losses or expenses incurred in connection with an indemnifiable event.

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Article VIII, Section 6 was amended to clarify that former directors and officers are entitled to be paid expenses in advance of the final disposition of a suit for which such persons may be indemnified, and specifies that such persons need only repay the advanced expenses if there is a final, non-appealable decision that such persons are not entitled to be indemnified for those expenses.

•	Article VIII, Section 12 was deleted to avoid ambiguity.

Certain additional technical, clarifying and non-substantive amendments were also made to other provisions of the Amended and Restated Bylaws. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Amended and Restated Bylaws.

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Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Teradata Corporation.

99.1	Press Release of Teradata Corporation, dated October 23, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: October 23, 2007	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

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Index to Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Teradata Corporation.

99.1	Press Release of Teradata Corporation, dated October 23, 2007.

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